CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2015
SIXTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.

2.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan for the following reasons (capitalized terms used but not defined herein are as defined in the Plan):

a.	To provide that Rollover Contributions may include after-tax amounts; and

b.
To provide that restoration of forfeited amounts for Members who received distributions of their Plan Accounts on their previous termination of employment but are subsequently reemployed within five years shall not require repayment of amounts distributed from their Rollover Contributions Accounts.

3.	Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.

4.	Section 12.01(b) authorizes the Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.

5.	Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.
Amendments to the Plan:

1.	Effective June 1, 2017, the first paragraph of Section 3.08 is amended by deleting therefrom the words “after-tax amounts and”.

2.	Effective January 1, 2018, Section 6.03(b)(ii) is amended in its entirety to read as follows:

(ii)
he repays to the Plan during his period of reemployment and within five years of his date of reemployment an amount in cash equal to the full amount distributed to him from the Plan on account of his termination of employment, excluding amounts distributed from his Rollover Contributions Acount. Repayment shall be made in one lump sum.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2017.

Curtiss-Wright Corporation
Administrative Committee

By:

Date: